Tuesday, June 3, 2008

Contacts:	Margaret K. Dorman	Shawn M. Housley
	Smith International, Inc.	W-H Energy Services, Inc.
	Chief Financial Officer	Director of Investor Relations
	(281) 443-3370	(713) 974-9071
SMITH INTERNATIONAL AND W-H ENERGY SERVICES
ENTER INTO DEFINITIVE MERGER AGREEMENT
     HOUSTON, Texas (June 3, 2008)... Smith International, Inc. (NYSE:SII) and W-H Energy Services, Inc. (NYSE:WHQ) today announced a strategic combination that will broaden Smith’s capabilities across key drilling and completion product and service offerings. Under the terms of the definitive merger agreement unanimously approved by both companies’ Board of Directors, Smith will acquire W-H Energy in exchange for cash consideration of $56.10 and the issuance of 0.48 Smith common shares for each W-H Energy share outstanding. Based on yesterday’s closing Smith share price, the transaction is valued at $93.55 per W-H Energy share and results in a total transaction value of approximately $3.2 billion.
     The addition of W-H Energy’s product and service lines are a logical extension of Smith’s current product portfolio and provides entry into directional drilling services, one of the oilfield service industry’s fastest growing markets. The combined companies’ product capabilities will enable Smith to offer a full suite of products and services from the rig floor to the drill bit. The transaction helps create a stronger oilfield service franchise and is expected to be immediately accretive to earnings and cash flow per share, excluding the impact of any transaction-related charges.

     Doug Rock, Chief Executive Officer of Smith, commented, “I’m thrilled that Ken White, W-H Energy’s Chief Executive Officer, and W-H Energy’s Board of Directors and management team decided to merge with Smith. The combined companies should be significantly strengthened in both drilling and completion product and service offerings. From a drilling and evaluation perspective, the W-H Energy team has developed world-class products for logging-while-drilling, measurement-while-drilling, rotary steerable systems, directional drilling and downhole drilling motors, as well as, trained a highly skilled cadre of directional drillers and technical support people to operate these systems. In addition, through their focus on people and technology, W-H Energy has also achieved broad success in its other business lines such as rental tools, cased-hole wireline, coiled tubing and fluids-related products and services. We look forward to growing our businesses together.”
     Ken White, Chief Executive Officer of W-H Energy, stated, “Smith provides us the opportunity to increase the growth rate of our directional drilling services through its strong international presence. In addition, we bring new service lines to Smith’s existing product and service portfolio which further diversifies and balances the sources of its revenue and income.”
     Smith currently has approximately 200.9 million net outstanding common shares and is expected to issue approximately 15.5 million new shares to W-H Energy equity holders. Upon completion of the transaction it is anticipated that the current stockholders of Smith will own 93 percent of the company and the current shareholders of W-H Energy will own 7 percent.
     The transaction is expected to be effected pursuant to an exchange offer with W-H Energy equity holders having the ability to accept the consideration mix offered or, subject to proration, elect either all cash or all stock. The acquisition is structured to be generally tax-free for U.S. federal income taxes to W-H Energy and its shareholders, except for the cash portion of consideration received. The transaction is expected to be completed in the third quarter of 2008 and is subject to the successful completion of the exchange offer, as well as customary closing conditions and regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     J.P. Morgan Securities, Inc. provided a fairness opinion and Wachtell, Lipton, Rosen & Katz served as legal counsel to Smith. UBS Investment Bank acted as exclusive financial advisor and Bracewell & Giuliani LLP served as legal counsel to W-H Energy.
     The companies will host a joint conference call today beginning at 11:00 a.m. Central to discuss the transaction. Participants may join the conference call by dialing (800) 233-1182 and requesting the Smith /W-H Energy call. A replay of the conference call will also be available through Tuesday, June 10, 2008, by dialing (630) 652-3000 and entering conference call identification number 21873191. A live broadcast of the conference call will be available on the Internet with an archived version accessible after the call. Further information on the broadcast can be found on Smith’s website at http://www.smith.com/conferencecall.
     Smith International, Inc. is a leading supplier of premium products and services to the oil and gas exploration and production industry through its four principal business units — M-I SWACO, Smith Technologies, Smith Services and Wilson.
     W-H Energy is a diversified oilfield service company that provides products and services used in connection with the drilling and completion of oil and natural gas wells and the production of oil and natural gas. The Company has operations in North America and select areas internationally.
     Certain comments contained herein are forward-looking in nature and are intended to constitute “forward-looking statements.” These forward-looking statements include, without limitation, statements regarding the consummation of the transaction, its effects on future operating results, the expected closing date of the transaction, any other effect or benefit of the transaction and any other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. For a discussion of additional risks and uncertainties that could impact the companies’ results, review the Smith International, Inc. and the W-H Energy Services, Inc. Annual Reports on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission. These risks and uncertainties include the satisfaction of the conditions to consummate the proposed acquisition, general economic and business conditions, the ability to achieve synergies following completion of the proposed acquisition, the impact of intense competition, global economic growth and activity, the level of oil and natural gas exploration and development activities, political stability of oil-producing countries, finding and development costs of operations, decline and depletion rates for oil and natural gas wells, seasonal weather conditions, industry conditions, changes in laws or regulations and other factors and uncertainties discussed from time to time in reports filed by the companies with the Securities and Exchange Commission.
     The exchange offer described herein has not commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Smith. At the time the exchange offer is commenced, Smith, through a wholly owned subsidiary, intends to file a Tender Offer Statement on Schedule TO containing an offer to exchange, form of letters of election and transmittal and other documents relating to the exchange offer, and W-H Energy intends to file a solicitation/Recommendation Statement on Schedule 14D-9 with respect to the exchange offer. These documents will contain important information about the exchange offer that should be read carefully before any decision is made with respect to the exchange offer. These materials will be made available to the shareholders of W-H Energy at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.smith.com or www.whes.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Smith or W-H Energy with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.